POWER OF ATTORNEY

	Know all by these presents, that the undersigned, Elizabeth A. Thomas, in all capacities, including but not limited to her individual capacity and as a trustee of any trust, hereby constitutes and appoints each of William A. Van Asselt, Stephen M. Kovzan and Josh Johnson, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	prepare and execute for and on behalf of the undersigned, in the
	undersigned's name, place and stead, in any and all such capacities:
	(a) Forms 3, 4 and 5 (including amendments thereto and joint filing
	agreements in connection therewith) pursuant to Section 16(a) of the
	Securities Exchange Act of 1934, as amended, and the rules thereunder,
	(b) Form 144 pursuant to Rule 144 under the Securities Act of 1933, as
	amended, (c) Schedules 13D and 13G (including amendments thereto and joint
	filing agreements in connection therewith) pursuant to Sections 13(d) and
	13(g) of the Securities Exchange Act of 1934, as amended, and the rules
	thereunder and (d) any other forms or reports (or related documents) that
	may be required to be filed with the Securities and Exchange Commission,
	any other governmental agency or any stock exchange or similar authority in
	connection with the ownership, acquisition or disposition of securities
	issued by NIC Inc. (the "Company");

(2)	prepare and execute for and on behalf of the undersigned, in the
	undersigned's name, place and stead, in any and all such capacities, a Form
	ID, including amendments thereto, and any other documents necessary or
	appropriate to obtain codes and passwords enabling the undersigned to make
	electronic filings with the Securities and Exchange Commission of the
	foregoing forms, reports and documents;

(3)	do and perform any and all acts for and on behalf of the undersigned that
	may be necessary or desirable to complete and execute any such Form ID,
	Forms 3, 4 and 5, Form 144, Schedules 13D and 13G or other forms, reports
	or documents, complete and execute any amendment or amendments thereto, and
	timely file such form, report or document with the Securities and Exchange
	Commission, other required governmental agency and any stock exchange or
	similar authority; and

(4)	take any other action of any type whatsoever in connection with the
	foregoing that, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as each such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution, re-substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or such attorney-in-fact's substitute or substitutes shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Rule 144 under the Securities
 Act of 1933, as amended, Sections 13 or 16 of the Securities Exchange Act of 1934, as amended, any other provisions of such Acts, or any of the rules thereunder.

	The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to the attorney-
 in-fact. The undersigned also agrees to indemnify and hold harmless the
 Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing any reports, forms or documents pursuant to this Power of Attorney and agrees to reimburse the
 Company and each attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action. This paragraph shall survive the termination of the Power of Attorney.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file a Form ID, Forms 3, 4 and 5, Form 144, Schedules 13D and 13G or other reports, forms or documents with respect to the undersigned's holding of and transaction in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28 day of July, 2020.

/s/ Elizabeth A. Thomas
___________________________
Elizabeth A. Thomas